UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 26, 2007
                       PROTOCALL TECHNOLOGIES INCORPORATED
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               (Exact Name of Registrant as Specified in Charter)


                                     NEVADA
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                 (State or Other Jurisdiction of Incorporation)


         0-51111                            41-2033500
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(Commission File Number)                    (IRS Employer Identification No.)


        47 MALL DRIVE
        COMMACK, NEW YORK                   11725-5717
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(Address of Principal Executive Offices)    (Zip Code)


        (631) 543-3655
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(Registrant's telephone number, including area code)

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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[GRAPHIC OMITTED]

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ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.


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         (a) The following information, including the Exhibit attached hereto, is being furnished pursuant to this Item 2.02 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

         On January 26, 2007, Protocall Technologies Incorporated, a Nevada corporation (the "Company"), issued a press release discussing its financial results for its fourth fiscal quarter ended December 31, 2006. A copy of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits.

Exhibit No.      Description
-----------      -----------

99.1 Press Release of Protocall Technologies Incorporated dated January 26, 2007, discussing financial results for fourth fiscal quarter ended December 31, 2006.




                                       2

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 31, 2007

                                     PROTOCALL TECHNOLOGIES INCORPORATED



                                     By: /s/ Bruce Newman
                                         --------------------------------------
                                         Bruce Newman
                                         President and Chief Executive Officer





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                                                                    EXHIBIT 99.1


PROTOCALL'S NEW TITLEMATCH ENTERTAINMENT DIVISION DRIVES 200% INCREASE IN 2006 FOURTH QUARTER REVENUE OVER PREVIOUS YEAR

COMPANY RELEASES PRELIMINARY UNAUDITED RESULTS FOR 2006

COMMACK, NY--(MARKET WIRE)--JAN 26, 2007 -- Protocall Technologies Incorporated (OTC BB:PCLI.OB - News), a leading provider of DVD on-demand systems for retailers and etailers, today announced unaudited revenue for the fourth quarter ending December 31, 2006 rose 200% to approximately $500,000 compared to revenue of $164,000 for the same period in 2005.

Unaudited revenue for the fourth quarter also increased approximately 160% over third quarter 2006 results. Full year 2006 unaudited revenue increased approximately 100% to over $1,000,000 compared to 2005 full year revenue of $506,000.

The increase in revenue was primarily the result of new business activities from the Company's recently launched TitleMatch Entertainment division.

Bruce Newman, Protocall's CEO, said, "We are very pleased with the revenue momentum that is already developing from our new TitleMatch Entertainment division. We are also very excited about a number of new TitleMatch projects in the works that we expect will make 2007 a great year for our company."

Further detail regarding fourth quarter and full year 2006 results will be included in the Company's Form 10-KSB annual report, which is scheduled to be filed by March 31, 2007.

ABOUT PROTOCALL TECHNOLOGIES AND TITLEMATCH ENTERTAINMENT GROUP

Protocall Technologies Incorporated (OTC BB:PCLI.OB - News) is the innovator of CD and DVD on-demand content distribution. The company's flagship TitleMatch(TM) DVD on-demand system, which is marketed exclusively through Protocall's wholly owned TitleMatch Entertainment Group division, allows retailers to burn brand name CD and DVD products at their stores and website distribution centers. The company's proprietary systems enable retailers to reduce their reliance on costly physical inventory, expand their selection of products, eliminate shrinkage and out-of-stock situations, speed time to market for new products and improve their operating margins with minimal space requirements. Visit www.protocall.com for more information.

This news release along with other investor information about Protocall Technologies is available at http://www.agoracom.com/IR/Protocall. To receive future news releases or request further information about Protocall Technologies, please email PCLI@agoracom.com.

The information contained in this news release, other than historical information, consists of forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those described in these statements. Forward-looking statements regarding the timing of developing, testing and releasing existing and new




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products, of marketing and selling them, of deriving revenues and profits from them, as well as the effects of those revenues and profits on the company's margins and financial position, are uncertain because many of the factors affecting the timing of those items are beyond the company's control.



CONTACT:

     Corporate Inquiries:
     Protocall Technologies Incorporated
     info@protocall.com
     ------------------

     Media Relations:
     5W Public Relations
     212.999.5585
     Neil Steinberg
     nsteinberg@5wpr.com
     -------------------
     Jori Victor
     jvictor@5wpr.com
     ----------------

     Investor Relations:
     AGORACOM
     http://www.agoracom.com/IR/Protocall
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     http://www.protocall.com
     ------------------------
     PCLI@agoracom.com
     -----------------



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Source: Protocall Technologies Incorporated